EXHIBIT 10.10

PROMISSORY NOTE

$1,500,000.00	February 16, 2016

FOR VALUE RECEIVED, the undersigned promises to pay to the order of DT Casualty Insurance Company Ltd., a Hawaii captive insurance corporation, (the “Payee”), at 4801 Mark IV Parkway, Ft. Worth, Tarrant County, Texas 76106, the principal sum of ONE MILLION FIVE HUNDRED FIFTY THOUSAND and N0/100 DOLLARS ($1,500,000.00), with interest on the principal balance from time to time remaining unpaid until this note shall have been paid in full at the rate hereinafter provided.

Payment Terms. The principal and accrued interest shall be payable on demand by the holder of this note. Demand shall be made in writing and delivered to maker at 4801 Mark IV Parkway, Fort Worth, Texas 76106.

The principal and/or interest of this note may be prepaid from time to time and at any time. All prepayments shall be applied first to accrued and unpaid interest and then to principal.

Interest Rate. The unpaid principal balance of this note from time to time outstanding shall bear simple interest, until the maturity of this note (whether by acceleration or otherwise), at the simple interest rate of three percent (3.75%) per annum (the “Applicable Rate”).

Default Interest. All past due principal and, if permitted by applicable law, all past due interest, shall bear interest at seventeen and nine-tenths percent (17.9%) per annum. During the existence of any default hereunder or under any instrument securing or evidencing the loan evidenced hereby, the entire unpaid balance of principal shall bear interest at seventeen and nine-tenths percent (17.9%) per annum. Interest on past due installments and default interest provided for in this paragraph shall be calculated at a daily rate equal to 1/365ths (1/366ths during leap years) of the applicable annual percentage rate.

Default. The occurrence of any of the following events shall be considered a default hereunder:

a.                                      a default in the timely payment of principal or interest within five (5) days of demand;

b.                                      a default in the performance of any covenant or provision of any security agreement or other instrument securing the payment hereof or in the performance of any covenant or provision of any loan agreement or other instrument governing or pertaining to the indebtedness represented hereby or the occurrence of a default or an event of default under any such instrument;

c.                                       the death, bankruptcy or termination from the employment of Maker or the termination, liquidation or dissolution, as the case may be, of any party liable for the payment of this note whether as maker, endorser, guarantor, surety or otherwise;

d.                                      the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of any party liable for the payment of this note whether as maker, endorser, guarantor, surety or otherwise; or

e.                                       a default in the payment of any other indebtedness due the holder hereof or a default in the performance of any other obligation to the holder hereof by the undersigned or any other party liable for the payment thereof, whether as endorser, guarantor, surety or otherwise.

At the option of the holder of this note, upon the occurrence of any default, the entire principal balance and all accrued unpaid interest shall at once become due and payable, without presentment, demand, protest, notice or grace.

The failure to exercise the foregoing option upon the happening of one or more of the foregoing defaults shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same default or any other default. The acceptance by a holder of this note of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise the foregoing option at that time or at any subsequent time or nullify any prior exercise of such option.

Attorney‘s Fees. If this note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate, or other court, whether before or after maturity, the undersigned agrees to pay all costs of collection incurred by the holder hereof, including but not limited to reasonable attorney’s fees.

Waiver of Notice and Consent. The undersigned and all other parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety, or otherwise, severally waive demand, presentment, notice of dishonor, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof, diligence in collecting, grace, notice and protest, and consent to all extensions which from time to time may be granted by the holder hereof and to all partial payments hereof, whether before or after maturity.

Legal Interest Limitations. All agreements between the maker hereof and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid to the holder hereof for the use, forbearance, or detention of the money to be loaned hereunder or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing, or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, the ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the holder hereof shall ever receive as interest or otherwise an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness of the undersigned to the holder hereof, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the undersigned. All sums paid or agreed to be paid by the undersigned for the use, forbearance or detention of the indebtedness of the undersigned to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full in such manner that there will be no violation of the applicable laws pertaining to the maximum rate or amount of interest which may be contracted for, charged or received with respect to such indebtedness. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the undersigned and the holder hereof.

Applicable Law. This note shall be governed by the construed in accordance with the laws of the State of Texas and applicable laws of the United States of America.

MAKER :

LEGACY HOUSING, LTD., a Texas limited partnership

By: GPLH, LC, its general partner

/s/ Kenny Shipley
Kenny Shipley, Member